UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     April 27, 2005

CNA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5823	36-6169860

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

CNA Center, Chicago, Illinois	60685

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (312) 822-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 3, 2005, CNA Financial Corporation (the “Company”) issued a press release and posted a financial supplement providing information on its results of operations for the first quarter 2005. The press release is furnished as Exhibit 99.1 and the financial supplement is furnished as Exhibit 99.2 to this Form 8-K.

The information under Item 2.02 and in Exhibits 99.1 and 99.2 in this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under Item 2.02 and in Exhibits 99.1 and 99.2 in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

ITEM 4.02	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

The Company will restate its financial results for prior years to correct its accounting for several reinsurance contracts, primarily with a former affiliate, and to correct its equity accounting for that affiliate. The impact of this revised accounting results in a reduction to stockholders’ equity as of December 31, 2004 of $29 million, or 0.3%, and an increase in net income for 2004 of $5 million, or 1.1%. The net income adjustment will increase earnings per share for 2004 by $0.02. The principal effects of this restatement for years 2002-2004 are as follows:

As of and for the year ended	2004		2003		2002
December 31	As Previously	As	As Previously	As	As Previously	As
(In millions, except per share data)	Reported	Restated	Reported	Restated	Reported	Restated
Stockholders’ equity	$9,207	$9,178	$8,952	$8,918	$9,401	$9,354
Net income (loss)	441	446	(1,433)	(1,419)	155	171
Basic and diluted earnings (loss) per share available to common stockholders:	$1.47	$1.49	$(6.58)	$(6.52)	$0.68	$0.76

The Company will file a Form 10-K/A for 2004 reflecting these adjustments and their impact on disclosures as applicable for years 2002-2004. Accordingly, the Company’s original financial statements and related independent registered public accountants’ reports thereon for those periods should no longer be relied upon. The Company’s periodic report on Form 10-Q for first quarter 2005 will also reflect the adjustments.

This restatement is based upon reconsideration of the Company’s accounting for its former equity interest in Accord Re Ltd. (Accord) and for several reinsurance contracts with Accord, but also includes two reinsurance agreements with unaffiliated parties that are immaterial in the aggregate. A subsidiary of The Continental Corporation (TCC) acquired a 49% ownership interest in Accord, a Bermuda company, in 1989 upon Accord’s formation. TCC also provided capital support to Accord through a guarantee from a TCC subsidiary. TCC was acquired by the Company in 1995.

Reinsurance relationships with Accord involved both property and casualty assumed reinsurance risks that were written by TCC subsidiaries and 100% ceded to Accord or reinsured from other cedents by Accord. Stop-loss protection in relation to those risks was obtained by Accord from a wholly-owned TCC subsidiary.

All of the Company’s reinsurance agreements with Accord relating to property risks were commuted as of year-end 2001, leaving six reinsurance agreements with Accord relating to casualty risks outstanding at that time. As of March 31, 2005 the Company provides no capital support to and has no ownership interest in Accord. During the period of the Company’s minority ownership Accord also maintained reinsurance relationships with reinsurers unaffiliated with the Company.

As previously reported the Company continues to respond to various subpoenas, interrogatories and other requests for information received from state and federal regulatory authorities relating to on-going insurance industry investigations of non-traditional insurance products, including finite reinsurance. As also previously reported, the Company agreed to undergo a state regulatory financial examination of Continental Casualty Company and its insurance subsidiaries as of December 31, 2003. Such review includes examination of certain of the finite reinsurance contracts entered into by the Company and whether such contracts possess sufficient risk transfer characteristics necessary to qualify for accounting treatment as reinsurance. In the course of complying with these requests the Company conducted a comprehensive review of its finite reinsurance relationships, including contracts with Accord. As a result of that review Company management determined to recommend to the Audit Committee of the Company’s Board of Directors that the adjustments recited above be made to correct the accounting treatment of the Company’s reinsurance agreements with and equity interest in Accord. After conferring with Company management and discussing the matter with Deloitte & Touche LLP, the Company’s independent registered public accountants, the Audit Committee adopted that recommendation on April 27, 2005. It is possible that the Company’s analyses of, or accounting treatment for, other finite reinsurance contracts could be questioned or disputed in the context of the referenced state regulatory examination, and further restatements of the Company’s financial results are possible as a consequence, which could have a material adverse impact on the Company’s financial condition.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits:

Exhibit No.	Description

99.1	CNA Financial Corporation press release, issued May 3,
2005, providing information on the first quarter 2005
results of operations.

99.2	CNA Financial Corporation financial supplement, posted
May 3, 2005, providing supplemental financial
information for the first quarter 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNA FINANCIAL CORPORATION (Registrant)

/s/ D. Craig Mense

(Signature)
By: D. Craig Mense
Its: Executive Vice President and
Chief Financial Officer

Dated: May 3, 2005